                                                              EXHIBIT 5.1

                           GALLOP, JOHNSON & NEUMAN, L.C.
                                   101 S. Hanley
                              St. Louis, Missouri 63105


                                      June 6, 1996




Board of Directors
North Fork Bancorporation, Inc.
275 Broad Hollow Road
Melville, New York 11747

    Re:  Registration Statement on Form S-8
         North Fork Bancorporation, Inc.
         Key Employee Stock Plan

Gentlemen:

    We have served as counsel to North Fork Bancorporation, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 500,000 shares of common stock of the Company, par value $2.50 per share (the "Shares"), reserved for issuance in accordance with the North Fork Bancorporation, Inc. Key Employee Stock Plan (the "Plan").

    We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Amended and Restated Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

    Based upon the foregoing, the undersigned is of the opinion that:

    1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

    2. The Shares being offered by the Company, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of

Board of Directors
North Fork Bancorporation, Inc.
June 6, 1996
Page 2


this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                             Very truly yours,

                             /s/ Gallop, Johnson & Neuman, L.C.

                             GALLOP, JOHNSON & NEUMAN, L.C.